UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 5, 2015

(Date of earliest event reported)

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Address of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas O’Neil, Chief Financial Officer of Arcadia Biosciences, Inc., (the “Company”), will leave the Company effective October 16, 2015, to pursue other professional interests. Upon his departure and the signing of a separation and release agreement, he will receive the benefits set forth in his existing severance agreement with the Company.

Steve Brandwein, Vice President of Finance and Administration, has been appointed Interim Chief Financial Officer of the Company, effective October 16, 2015. Mr. Brandwein, who is 60, is a 13-year veteran of the Company and has served as the Company’s Vice President of Finance and Administration since its founding in 2002. He also served as the Company’s Secretary from September 2002 until June 2014. Prior to joining the Company, Mr. Brandwein built a broad base of experience in both the public and private sectors, including work for the Department of Treasury and more than a decade as an executive with Dial Corporation in both the U.S. and Europe.

Item 7.01 Regulation FD Disclosure.

On October 5, 2015, the Company issued a press release announcing the management changes described above under Item 5.02. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibit 99.1 is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release issued by Arcadia Biosciences, Inc. dated October 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: October 5, 2015	By:	/S/ WENDY S. NEAL
Name: Wendy S. Neal
Title: Vice President & Chief Legal Officer

3